                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





As independent public accountants, we hereby consent to the incorporation by reference into this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 9, 2001, included in Pogo Producing Company's Annual Report on Form 10-K for the year ended December 31, 2000, and of our report dated February 16, 2001, included in Pogo Producing Company's Current Report on Form 8-K dated April 6, 2001, and to all references to our Firm included in this Amendment No. 1 to the Registration Statement.





/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP




Houston, Texas

September 13, 2001